UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2016

SEQUENOM, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29101	77-0365889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 John Hopkins Court, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 202-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 13, 2016, Sequenom, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report estimates of certain costs associated with exit or disposal activities in connection with the implementation of a corporate restructuring plan. The Company is filing this amendment to the Initial Form 8-K to provide, among other disclosures, an update on the implementation of the restructuring plan and a revised estimate of costs and charges related thereto.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On April 18, 2016, the Company completed the previously-announced consolidation of the Company’s North Carolina operations into its San Diego laboratory facility. In connection with the consolidation, the Company sold certain assets that were not transferred to the San Diego laboratory to a third party for $0.7 million. In addition, the Company has completed the elimination of the positions referenced in the Initial Form 8-K. The Company expects to record net cash costs of approximately $1 million in the first quarter of 2016 in connection with the exit of its North Carolina facility and the implementation of other cost saving measures throughout the Company. The Company may incur additional restructuring charges related to its cost saving initiatives in the second quarter of 2016, however, amounts are expected to be immaterial. On April 19, 2016, the Company issued a press release announcing these actions which is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

In the press release dated April 19, 2016 which is attached hereto as Exhibit 99.1, the Company reaffirmed its expectation of achieving in excess of $20 million in annualized operating cost savings by late 2016, related both to the facility consolidation and other initiatives as previously announced.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s most recent Quarterly Report on Form 10-Q and other documents subsequently filed with or furnished to the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release of Sequenom, Inc. dated April 19, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Dated: April 22, 2016	By:	/s/ Jeffrey D. Linton
	Name:	Jeffrey D. Linton
	Title:	Senior Vice President, General Counsel & Secretary